UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2024

Hyzon Motors Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39632	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

599 S. Schmidt Road
Bolingbrook, IL	60440
(Address of principal executive offices)	(Zip Code)

(585)-484-9337

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Global Select Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 19, 2024, Hyzon Motors Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (collectively, the “Purchasers”). The Purchase Agreement relates to the sale and issuance in a registered direct offering (such sale and issuance, the “Offering”), by the Company of an aggregate of: (i) 22,500,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) and (ii) warrants to purchase up to 22,500,000 shares of Common Stock (the “Warrants”). The offering price per share of Common Stock and accompanying Warrant is $0.20.

The Warrants are immediately exercisable at an exercise price of $0.30 per share and will expire on the five year anniversary of the date of issuance. The Warrants also contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price for the five trading days immediately following the date we effect a reverse stock split. In no event will the exercise price of the Warrants with respect to the reset of the exercise price be reduced below a floor price of $0.057. Upon such a reset, there will also be a proportionate adjustment to the number of shares underlying the Warrants such that the aggregate exercise price payable under the Warrants, after taking into account the decrease in the exercise price, will be equal to the aggregate exercise price prior to such adjustment.

The proportionate adjustment to the number of shares underlying the Warrants described in the above paragraph included in the Warrants and that would result in an issuance of Common Stock and shares underlying the Warrants in excess of 19.99% of our outstanding shares of Common Stock will be available only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Global Select Market or, upon the successful transfer of the listing of our shares of Common Stock, the Nasdaq Capital Market, to permit the effectiveness of such adjustment provisions (the “Warrant Stockholder Approval”). In the event that we are unable to obtain the Warrant Stockholder Approval, the proportionate adjustment to the number of shares underlying the Warrants described in the above paragraph included in the Warrants will not be effective, and therefore the Warrants may have substantially less value.

The closing of the Offering is expected to take place on July 22, 2024, subject to the satisfaction of customary closing conditions. The Offering is expected to result in gross proceeds to the Company of up to approximately $4.5 million. The Company intends to use the net proceeds from the Offering primarily for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. In the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 55 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreements) until six months after the closing date of the Offering, subject to certain exceptions, including the ability to engage in an “at-the-market” offering following the completion of 55 days after the closing date of the Offering. Additionally, each of the directors and officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 55-day period following the closing of the Offering.

Placement Agency Agreement

In connection with the Offering, on July 19, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to arrange for the sale of the shares of Common Stock and the Warrants. The Company will pay the Placement Agent a cash fee equal to 6.0% of the aggregate purchase price paid by any and all Purchasers in connection with sales and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $50,000.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions.

The Common Stock and Warrants were offered by the Company pursuant to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-280006) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on June 6, 2024 and declared effective by the Commission on June 26, 2024, including the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act dated July 19, 2024 to the prospectus dated June 26, 2024.

The form of Purchase Agreement, the Placement Agency Agreement, and the form of Warrant are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement, the Purchase Agreement, and the Warrants are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events.

On July 19, 2024, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Form of Warrant

5.1	Opinion of Foley & Lardner LLP

10.1*	Form of Securities Purchase Agreement, dated as of July 19, 2024, by and among the Company and the Purchasers listed therein

10.2	Placement Agency Agreement, dated as of July 19, 2024, by and between the Company and Roth Capital Partners, LLC

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

99.1	Press Release, dated July 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that do not describe historical facts, including, but not limited to, statements relating to the expected net proceeds of the Offering, the anticipated use of proceeds of the Offering, and the timing of the closing of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s ability improve its capital structure; Hyzon’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the possibility that Hyzon may need to seek bankruptcy protection; Hyzon’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; our ability to enter into any desired strategic alternative on a timely basis, on acceptable terms; our ability to maintain the listing of our Common Stock on the Nasdaq Global Select Market or the Nasdaq Capital Market; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: July 19, 2024	By:	/s/ Parker Meeks
	Name:	Parker Meeks
	Title:	Chief Executive Officer

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